FOSTER PEPPER & SHEFELMAN

                          A Law Partnership Including
                       Professional Service Corporations



                                                   Direct Dial: (206) 447-8928




                                                 October 24, 1996




The Elite Group Trustees
Puget Sound Plaza Building, Suite 2144
1325 Fourth Avenue
Seattle, Washington  98101

         Re:      The Elite Group
                  Rule 24f-2 Notice


Gentlemen:

         In connection with the filing of a Rule 24f-2 Notice by The Elite Group, a Massachusetts business trust (the "Trust"), and based on our information regarding the books and records of the Trust, and assuming the shares described below were issued in accordance with the terms of the registration statement on Form S-1 filed under the Securities Act of 1933, we are of the opinion that the 802,603 shares of the Elite Group Trust, which were sold during the fiscal year ended September 30, 1996, were legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Rule 24f-2 Notice being filed pursuant to the provisions of Rule 24f-2 under the Investment Company Act of 1940.


                                                 Very truly yours,


                                              \s\Joseph M. Gaffney

                                                 Joseph M. Gaffney

JMG:pal